Exhibit 99
CONVERGYS NEWS RELEASE

Convergys Reports First Quarter Results

Raises Quarterly Dividend 11 Percent

(Cincinnati; May 8, 2017) -- Convergys Corporation (NYSE: CVG), a global leader in customer experience outsourcing, today announced its financial results for the first quarter of 2017.

The Company also announced that the Board of Directors approved raising its regular quarterly dividend 11 percent to $0.10 per share.

First Quarter Summary

•	Revenue of $728 million, up 1 percent as reported and up 2 percent on a constant currency basis compared with prior year, including a 6 percent contribution from the buw acquisition;

•
GAAP operating income was $49 million, including severance charges of $13 million for discrete actions to streamline the business and $10 million acquisition-related impacts, compared with $60 million in the prior year; adjusted operating income was $71 million, compared with $71 million in the prior year;

•
GAAP net income from continuing operations was $38 million, including discrete actions and acquisition-related impacts, compared with $45 million in the prior year; adjusted net income from continuing operations was $52 million, compared with $52 million in the prior year;

•	Adjusted EBITDA was $99 million, compared with $98 million in the prior year;

•
GAAP EPS from continuing operations of $0.38, including discrete actions and acquisition-related impacts, compared with $0.43 in prior year; adjusted EPS from continuing operations of $0.52, compared with $0.50 in prior year;

•	$31 million capital returned to shareholders via share repurchase and dividend;

•	Confirming 2017 guidance.

“The business produced solid results in the first quarter,” said Andrea Ayers, President and CEO. “Investment in innovation, insights and operational excellence delivered via our voice and digital platforms helped drive strong new business signings across vertical markets. As anticipated, steps in the quarter to streamline operations keep us on track to achieve our revenue and profitability expectations for the year and well positioned for long-term value creation.”

Ayers continued, “Consistent with our commitment to disciplined capital deployment, we are pleased to raise the quarterly dividend 11 percent marking our fifth consecutive year of dividend growth.”

First Quarter Results - Continuing Operations

Revenue - Revenue was $728 million including $8 million adverse foreign currency impacts, an increase of 1 percent as reported and an increase of 2 percent on a constant currency basis, compared with $722 million in the same period last year. This includes $41 million, an increase of 6 percent, from the acquired buw operations.

Operating Income - GAAP operating income was $49 million, compared with $60 million in the same period last year. Excluding discrete actions and acquisition-related impacts discussed below, adjusted operating income was $71 million, compared with $71 million in the same period last year.

GAAP operating margin was 6.7 percent, compared with 8.4 percent in the same period last year. Adjusted operating margin was 9.8 percent, the same as the first quarter of last year.

Adjusted EBITDA - Adjusted EBITDA was $99 million, compared with $98 million in the same period last year. Adjusted EBITDA excludes discrete actions and acquisition-related impacts discussed below.

Adjusted EBITDA margin was 13.6 percent, compared with 13.5 percent in the same period last year.

Net Income - GAAP net income from continuing operations was $38 million, or $0.38 per diluted share, compared with $45 million, or $0.43 per diluted share, in the same period last year. Excluding discrete actions and acquisition-related impacts discussed below, adjusted net income from continuing operations was $52 million, or $0.52 per diluted share, compared with $52 million, or $0.50 per diluted share, in the same period last year.

Share Repurchase - Convergys repurchased 0.9 million shares in the first quarter at a cost of $22 million. At March 31, 2016, the remaining authorization to purchase outstanding shares was $121 million.

Quarterly Dividend - Convergys paid a $0.09 per share quarterly dividend in April to holders of record at the close of business on March 24, 2017. The Board of Directors of the Company also approved an 11 percent increase in the quarterly dividend to $0.10 per share. The Company scheduled the first dividend payment of $0.10 per share on July 7, 2017, to shareholders of record at the close of business on June 23, 2017.

Cash Flow - Operating cash flow was $33 million, compared with $77 million in the same period last year. Adjusted free cash flow was $26 million, compared with $67 million in the same period last year.

Net Debt - At March 31, 2017, cash and short term investments were $189 million, debt maturing in one year was $1 million, and long-term debt was $343 million. Net debt totaled $156 million at March 31, 2017, compared with $148 million at December 31, 2016, and $86 million at the end of the first quarter last year.

Discrete Actions and Acquisition-related Impacts - GAAP first-quarter 2017 results include severance charges of $13 million for discrete actions to streamline the business. GAAP results also include acquisition-related impacts consisting of $7 million amortization expense for acquired intangible assets, $1 million depreciation expense related to the fair value write-up of acquired property and equipment, and $2 million integration expenses. Prior year first-quarter 2016 GAAP results included $7 million amortization expense for acquired intangible assets, and $3 million depreciation expense related to the fair value write-up of acquired property and equipment.

Reconciliation tables of GAAP to non-GAAP results are attached.

2017 Business Outlook

Convergys expectations for 2017 remain:

•	Constant currency revenue growth of negative 3 percent to positive 1 percent;

•	Adjusted EBITDA margin to approximate 12.5 percent;

•	Adjusted effective tax rate to approximate 20 percent;

•	Diluted shares outstanding to approximate 102.5 million;

•	Adjusted EPS growth of negative 3 percent to positive 3 percent;

•	Adjusted free cash flow to approximate adjusted net income.

For the rest of the year, the Company expects seasonal sequential decreases in revenue, EBITDA and EPS in the second quarter, with sequential improvement in quarterly results beginning in the third quarter of 2017.
This guidance does not include severance charges in the first quarter related to discrete actions to streamline the business, acquisition-related impacts such as integration costs, transaction costs, intangible amortization and depreciation related to the fair value write-up of acquired property and equipment, as well as impacts from future currency movements, non-cash pension settlement charges, or any future share repurchase activities. Adjusted effective tax rate reflects the Company’s expectations for the effective tax rate, excluding the tax impact of items discussed above, tax expense associated with cash repatriation and significant discrete tax adjustments.
The Company believes that quantitative reconciliations of the outlook to GAAP measures cannot be provided without unreasonable efforts due to the forward-looking nature of the acquisition-related adjustments and future currency movements, and their inherent variability; therefore, the Company does not present guidance on a GAAP basis. For the same reason, Convergys is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Forward-Looking Statements Disclosure and "Safe Harbor" Note

This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as "will," "expect," "estimate," "think," "forecast," "guidance, "outlook," "plan," "lead," "project" or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of our largest clients and the major industries that we serve; (iii) contractual provisions that may limit our profitability or enable our clients to reduce or terminate services; (iv) our failure to successfully acquire and integrate businesses, including buw; (v) our inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (vi) the effects of complying with jurisdiction-specific data privacy requirements, including increased expenses, operational and contractual changes, and diversion of resources; (vii) our inability to maintain and upgrade our technology and network equipment in a timely and cost effective manner; (viii) business and political risks related to our global operations, including ongoing political developments in the Philippines, uncertainty regarding the impact of Britain’s vote to leave the European Union (Brexit) or other similar actions by European Union member states, and economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (ix) the effects of foreign currency exchange rate fluctuations; (x) the failure to meet expectations regarding our future tax liabilities, changes in tax laws or regulations that increase our future tax liabilities or the unfavorable resolution of tax contingencies; (xi) adverse effects of regulatory requirements or changes thereto, investigative and legal actions, and other commitments and contingencies and (xii) those factors contained in our periodic reports filed with the SEC, including in the "Risk Factors" section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax, and diluted earnings per share from continuing operations, in each case excluding the items above, and constant currency revenue growth, as well as the GAAP measures, operating income, income from continuing operations, net of tax, diluted earnings per share and revenue growth, in its evaluation of performance.

The Company presents the non-GAAP financial measure constant currency revenue growth because management uses this measure to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period’s currency exchange rates to translate current period revenue from local currencies. The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding the capital that is spent to continue and improve business operations, such as investment in the Company's existing business. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. Management also believes the presentation of these measures enhances the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its First Quarter 2017 Financial Results webcast at 9:00 a.m., Eastern time, Tuesday, May 9. The webcast presentation will take place live and will then be available for replay at this link - 1Q17 Conference Call. This link will replay the webcast presentation through August 11. You may also access the webcast via the Convergys website, www.convergys.com. Click “Investors,” then “Releases, Events & Presentations.”

About Convergys

Convergys delivers consistent, quality customer experiences in 58 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, more than 130,000-strong in 33 countries around the world. Visit www.convergys.com to learn more about us.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations
+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations
+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION
Consolidated Statements of Income

	(Unaudited)
	Three Months Ended
	March 31,		%
(Amounts in millions except per share amounts)	2017	2016	Change
Revenues:
Communications	$331.4	$365.2	(9)%
Technology	150.0	164.4	(9)%
Financial Services	66.4	55.1	21%
Other	179.8	137.5	31%
Total Revenues	$727.6	$722.2	1%
Costs and Expenses:
Cost of providing services and products sold	450.2	450.4	—%
Selling, general and administrative	177.5	171.2	4%
Depreciation	27.4	31.8	(14)%
Amortization	7.2	6.9	4%
Restructuring charges	15.0	1.5	NM
Transaction and integration costs	1.5	—	100%
Total Costs and Expenses	678.8	661.8	3%
Operating Income	48.8	60.4	(19)%
Other income (expense), net	1.3	(1.3)	NM
Interest expense	(5.3)	(4.5)	18%
Income before Income Taxes	44.8	54.6	(18)%
Income tax expense	6.9	10.1	(32)%
Income from Continuing Operations, net of tax	37.9	44.5	(15)%
Income from Discontinued Operations, net of tax	—	—	—%
Net Income	$37.9	$44.5	(15)%

Basic Earnings per Common Share:
Continuing Operations	$0.40	$0.46
Discontinued Operations	—	—
Basic Earnings per Common Share	$0.40	$0.46
Diluted Earnings per Common Share:
Continuing Operations	$0.38	$0.43
Discontinued Operations	—	—
Diluted Earnings per Common Share	$0.38	$0.43

Weighted Average Common Shares Outstanding:
Basic	94.4	96.5
Diluted	100.5	103.8

Market Price Per Share
High	$26.60	$27.84
Low	$20.15	$22.53
Close	$21.15	$27.77

CONVERGYS CORPORATION
Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth
(In Millions Except Per Share Amounts)

	Three Months Ended March 31,
	2017	2016
Revenue	$727.6	$722.2
Revenue growth, as reported under U.S. GAAP	0.7%	(2.5)%
Foreign exchange impact (a)	1.0%	1.1%
Constant currency revenue growth (a non-GAAP measure)	1.7%	(1.4)%

CONVERGYS CORPORATION
Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations
(In Millions Except Per Share Amounts)

	Three Months Ended March 31,		%
	2017	2016	Change
Operating Income as reported under U.S. GAAP	$48.8	$60.4	(19)%
Operating Margin	6.7%	8.4%
Depreciation of property & equipment write-up (b)	1.0	3.2
Amortization of acquired intangible assets (c)	7.2	6.9
Company-wide restructuring (d)	12.8	—
Integration related expenses (e)	1.5	—
Total Charges	22.5	10.1
Adjusted Operating Income (a non-GAAP measure)	$71.3	$70.5	1%
Adjusted Operating Margin	9.8%	9.8%
Income before Income Tax and Discontinued Operations as reported under U.S. GAAP	$44.8	$54.6	(18)%
Total operating charges from above	22.5	10.1
Adjusted Income before Income Taxes and Discontinued Operations (a non-GAAP measure)	$67.3	$64.7	4%
Income from Continuing Operations, net of tax, as reported under U.S. GAAP	$37.9	$44.5	(15)%
Total operating charges from above	22.5	10.1
Income tax impact from total operating charges	(8.3)	(3.0)
Adjusted Income from Continuing Operations, net of tax (a non-GAAP measure)	$52.1	$51.6	1%
Diluted EPS from Continuing Operations as reported under U.S. GAAP	$0.38	$0.43	(12)%
Net impact of total charges included in Continuing Operations	0.14	0.07
Adjusted Diluted EPS from Continuing Operations (a non-GAAP measure)	$0.52	$0.50	4%

(a) Changes in currency exchange rates resulted in reduced revenues in the current quarter primarily due to the strengthening U.S. dollar relative to the British pound and euro.

(b) During the first quarter of 2017 and 2016, the Company recorded $1.0 and $3.2, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream and buw.

(c) During the first quarter of 2017 and 2016, the Company recorded amortization expense of $7.2 and $6.9, respectively, related to acquired intangible assets.

(d) During the first quarter of 2017, the Company recorded restructuring charges of $12.8, associated with a company-wide initiative to reduce headcount and better align the Company's resources, principally for corporate functions.

(e) During the first quarter of 2017, the Company recorded $1.5 of acquisition integration expenses, primarily related to third-party consulting services and severance.

Management uses constant currency revenue growth to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period's currency exchange rates to translate current period revenue from local currencies. Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

	Three Months Ended
	March 31,		%
(In millions)	2017	2016	Change
Income from Continuing Operations, net of tax	$37.9	$44.5	(15)%
Depreciation and Amortization	34.6	38.7	(11)%
Interest expense	5.3	4.5	18%
Income tax expense	6.9	10.1	(32)%
EBITDA (a non-GAAP measure)	$84.7	$97.8	(13)%
Company-wide restructuring	12.8	—	100%
Integration related expenses	1.5	—	100%
Adjusted EBITDA (a non-GAAP measure)	$99.0	$97.8	1%
EBITDA Margin	11.6%	13.5%
Adjusted EBITDA Margin	13.6%	13.5%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures enhances the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Consolidated Balance Sheets

	(Unaudited)
	At March 31, 2017	At December 31, 2016
(In millions)
Assets
Cash and cash equivalents	$177.1	$138.8
Short-term investments	11.6	12.4
Receivables, net of allowances	552.6	555.0
Other current assets	82.8	78.6
Property and equipment, net	291.2	304.1
Other assets	1,285.8	1,282.9
Total Asset	$2,401.1	$2,371.8

Liabilities and Shareholders' Equity
Debt and capital lease obligations maturing within one year	$1.3	$1.8
Other current liabilities	305.9	345.8
Other liabilities	354.1	350.0
Long-term debt and capital lease obligations	343.3	297.0
Convertible debentures conversion feature	60.9	61.3
Shareholders' equity	1,335.6	1,315.9
Total Liabilities and Shareholders' Equity	$2,401.1	$2,371.8

CONVERGYS CORPORATION
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
(In millions)	2017	2016
Net cash provided by operating activities	$32.9	$76.6
Capital expenditures	(8.9)	(11.0)
Free Cash Flow (a non-GAAP measure)	$24.0	$65.6
Acquisition - cash paid for transaction and integration related expenses (a)	1.7	1.4
Adjusted Free Cash Flow (a non-GAAP measure)	$25.7	$67.0

(a) Payments associated with investment activity to expand the business (the buw and Stream acquisitions).

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' Management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other investment opportunities. Management also believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments, including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Summarized Statement of Cash Flow

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2017	2016
Net cash provided by operating activities	$32.9	$76.6
Net cash used in investing activities	(8.9)	(11.8)
Net cash provided by (used in) financing activities	14.3	(48.0)
Net increase in cash	$38.3	$16.8